UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Bronco Drilling Company, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-2902156
(State of Incorporation or organization)	(I.R.S. Employer Identification no.)

14313 North May Avenue, Suite 100 Oklahoma City, Oklahoma	73134
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates:  333-125405

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 par value

(Title of Class)

Item 1. Description of Registrant’s Securities to Be Registered.

The information required by this Item 1 is set forth under the caption “Description of Capital Stock” in the Registrant’s registration statement on Form S-1 as filed with the Securities and Exchange Commission (the “SEC”) on June 1, 2005 (Registration No. 333-125405) (the “Registration Statement”), as amended pursuant to Amendment No. 1 to the Registration Statement as filed with the SEC on July 14, 2005 (“Amendment No. 1”) and Amendment No. 2 to the Registration Statement as filed with the SEC on August 2, 2005 (“Amendment No. 2”), and as may hereafter be amended, covering the offer and sale of shares of the class of securities to be registered hereby, which description is incorporated herein by reference. In addition, any description under the caption “Description of Capital Stock” in a form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement, as amended, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description
2.1*	Form of Merger Agreement by and among Bronco Drilling Holdings, L.L.C., Bronco Drilling Company, L.L.C. and Bronco Drilling Company, Inc.

3.1*	Form of Amended and Restated Certificate of Incorporation of Bronco Drilling Company, Inc.

3.2	Bylaws of Bronco Drilling Company, Inc. (Incorporated by reference to Exhibit 3.2 of Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-125405), filed on July 14, 2005).

4.1	Specimen Certificate for shares of common stock, $0.01 par value, of Bronco Drilling Company, Inc. (Incorporated by reference to Exhibit 4.1 of Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-125405), filed August 2, 2005).

4.2*	Form of Registration Rights Agreement by and between Bronco Drilling Company, Inc. and Bronco Drilling Holdings, L.L.C.

*	Filed herewith

2

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BRONCO DRILLING COMPANY, INC.

Date: August 2, 2005	By:	/s/ D. Frank Harrison
D. Frank Harrison
Chief Executive Officer